EXHIBIT B TO SCHEDULE 13G
                      JOINT FILING AGREEMENT


Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and (g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

      Dated:  May 8, 1998.

      RT Capital Management Inc.
      BY: /s/ Jennifer Lederman
         ------------------------------------
           Senior Vice-President, Compliance,
           and Corporate Secretary

      RT Investment Management Holdings Inc.
      BY: /s/ Jennifer Lederman
         ------------------------------------
           Senior Vice-President, Compliance,
           and Corporate Secretary


      Royal Trust Corporation of Canada
      BY: /s/ Nick Burbidge
         ------------------------------------
           Director, Corporate Compliance